UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE FIRST MARBLEHEAD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 10, 2009

RiskMetrics Group

2099 Gaither Road

Rockville, MD 20850-4045

Dear Sir/Madam,

Thank you for the opportunity to provide additional detail regarding the tabular disclosure of securities authorized for issuance under the equity compensation plans of The First Marblehead Corporation (the “Corporation”) included in the Corporation’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2009.

On page 23 of the proxy statement, the Corporation indicated that a total of 3,839,268 shares remained available for future issuance under its equity compensation plans as of June 30, 2009.  This number consisted of 3,265,714 shares available for future issuance under the Corporation’s 2003 stock incentive plan, 168,000 shares available for future issuance under the Corporation’s 2002 director stock plan and 405,554 shares available for future issuance under the Corporation’s 2003 employee stock purchase plan.

As of June 30, 2009, there were 6,108,600 shares subject to issuance upon exercise of outstanding options under all of the Corporation's equity compensation plans, at a weighted average exercise price of $11.42, and with a weighted average remaining life of 9.05 years.  There were a total of 280,056 shares subject to outstanding restricted stock unit awards that remain subject to forfeiture.

The Corporation intends to file a copy of this letter with the SEC today.

Very truly yours,

/s/ Gregory M. Woods

Gregory M. Woods
Managing Director and General Counsel

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